United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form  8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 14, 2022

Date of Report (Date of earliest event reported)

Oyster Enterprises Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39910	85-3607783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 South Flagler Drive, Suite 800W West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 888-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant to purchase one share of Class A common stock	OSTRU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	OSTR	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment	OSTRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 15, 2021, Oyster Enterprises Acquisition Corp. (the “Company”) filed its Form 10-Q for the quarterly period ended September 30, 2021 (the “Q3 Form 10-Q”), which included in Note 2, Revision of Previously Issued Financial Statements to the Company’s unaudited interim financial statements (“Note 2”), a discussion of the revision to a portion of the Company’s previously issued financial statements for the classification of its Class A common stock subject to possible redemption issued as part of the units sold in the Company’s initial public offering (“IPO”) on January 22, 2021. As described in Note 2, upon its IPO, the Company classified a portion of the Class A common stock as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. The Company re-evaluated the conclusion and determined that the Class A common stock included certain provisions that require classification of the Class A common stock as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination. As a result, the Company corrected the error by reclassifying all Class A common stock subject to possible redemption from permanent equity to temporary equity. This resulted in an adjustment to the initial carrying value of the Class A common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A common stock.

Also in Note 2 of the Q3 Form 10-Q, in connection with the change in presentation for the Class A common stock subject to possible redemption, the Company revised its earnings per share calculation to allocate income and losses pro rata between the two classes of shares. This presentation differs from the previously presented method of earnings per share, which was similar to the two-class method.

The Company initially determined the changes were not qualitatively material to the Company’s previously issued financial statements and revised its previously issued financial statements in Note 2 to its Q3 Form 10-Q. However, upon further consideration of the material nature of the changes, the Company determined the change in classification of the Class A common stock subject to possible redemption and change to its presentation of earnings per share is quantitatively material and the Company should restate its previously issued financial statements.

On March 14, 2022, the Company and the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that the Company’s previously issued (i) audited balance sheet as of January 22, 2021 (the “Audited Balance Sheet”), as reported in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 28, 2021, (ii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 24, 2021, (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 13, 2021, and (iv) unaudited interim financial statements included in the Q3 Form 10-Q, filed with the SEC on November 15, 2021 (collectively, the “Affected Periods” and clauses (ii) through (iv) only, the “Affected Quarterly Periods”), should no longer be relied upon and that it is appropriate to restate the Company’s financial statements for all of the Affected Periods. As a result, the Company intends to restate its financial statements for all of the Affected Quarterly Periods in Amendment No. 1 to the Company’s Q3 Form 10-Q (the “Amended Q3 Form 10-Q”) to be filed with the SEC as soon as practicable. The Amended Q3 Form 10-Q will include restatements of the unaudited interim condensed financial statements for all of the Affected Quarterly Periods. In addition, the Company intends to restate the Audited Balance Sheet in a future filing with the SEC.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO.

The Company has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting for accounting for complex financial instruments during the Affected Periods and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Amended Q3 Form 10-Q.

The Company and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2022

OYSTER ENTERPRISES ACQUISITION CORP.

	By:	/s/ Heath Freeman
Name: Heath Freeman
Title: Chief Executive Officer